UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2012

Bluerock Enhanced Multifamily Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-153135	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Heron Tower, 70 East 55th Street, 9th Floor
New York, NY 10022
(Address of principal executive offices)

(212) 843-1601
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

The information in this Report set forth under Items 2.01 and 2.03 is incorporated herein by reference.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The disclosure below describes our investment in 23Hundred@Berry Hill. All figures provided below are approximate.

On October 18, 2012, through a wholly-owned subsidiary of our operating partnership, we completed an investment in a multi-tiered joint venture along with Bluerock Special Opportunity + Income Fund III, LLC (“BEMT Co-Investor”), which is an affiliate of our sponsor, and an affiliate of Stonehenge Real Estate Group, LLC (“Stonehenge”), to develop a 266-unit class A, mid-rise apartment community located in Nashville, Tennessee, to be known as 23Hundred@Berry Hill (the “Berry Hill property”). The material features of the investment in the joint venture and the development project are described below. The related construction financing is described under Item 2.03.

The organizational structure of the Berry Hill property is such that: (i) the Berry Hill property is owned by 23Hundred, LLC, a Delaware limited liability company (the “Project Owner”), (ii) the Project Owner is wholly owned by BR Stonehenge 23Hundred JV, LLC (the “BR Stonehenge JV Entity”), (iii) the BR Stonehenge JV Entity is a joint venture entity owned 82.5% by BR Berry Hill Managing Member, LLC (the “BR Berry Hill Member JV Entity”) and 17.5% by Stonehenge 23Hundred JV Member, LLC, an affiliate of Stonehenge (the “Stonehenge Member”), and (iv) the BR Berry Hill Member JV Entity is a joint venture entity owned 71% by a wholly-owned subsidiary of the Company’s operating partnership, BEMT Berry Hill, LLC (“BEMT Berry Hill”) and 29% by the BEMT Co-Investor.

Berry Hill Member JV Entity

The Company invested $3,788,725 to acquire a 71.0% equity interest in BR Berry Hill Member JV Entity through BEMT Berry Hill, a wholly-owned subsidiary of the Company’s operating partnership. BEMT Co-Investor invested $1,547,507 to acquire the remaining 29.0% interest in the Berry Hill Member JV Entity.

BEMT Berry Hill is the manager of the Berry Hill Member JV Entity. Under the terms of the operating agreement of the Berry Hill Member JV Entity, major decisions with respect to the joint venture are made by the majority vote of an appointed management committee, which must be approved by both members. These major decisions include: (i) a merger or sale of all assets; (ii) admission or removal of members and additional equity issuances; (iii) liquidation, dissolution or termination; (iv) employing individuals; (v) incurring liabilities in excess of $25,000; (vi) expenses or distributions in excess of $25,000; (vii) entering into material agreements; (viii) material change in the strategic direction or material expansion of the business of the company; (ix) selling or refinancing any material asset; (x) confessing a judgment or submitting to arbitration; (xi) acquiring other real property; (xii) taking action likely to result in liability for any member or affiliate under any “bad boy” guaranties; (xiii) the amount and timing of contributions and distributions; and (xiv) amendment of the operating agreement or certificate of formation.

Under the terms of the Berry Hill Member JV Entity’s operating agreement, BEMT Berry Hill has the power to direct the activities of the Berry Hill Member JV Entity as a member and manager of BR Stonehenge JV Entity, which is the sole member of Project Owner.

If the Company, through BEMT Berry Hill, its wholly owned subsidiary, and BEMT Co-Investor are not able to agree on a major decision or at any time after October 18, 2015, any party may initiate a buy-sell proceeding. Additionally, any time after October 18, 2015, any party may initiate a proceeding to force the sale to a third party of the Berry Hill Member JV Entity’s interest in the BR Stonehenge JV Entity, or, in the instance of the non-initiating parties’ rejection of a sale, cause the non-initiating parties to purchase the initiating party’s interest in the Berry Hill Member JV Entity. The operating agreement contains terms, conditions, representations, warranties and indemnities that are customary and standard for joint ventures in the real estate industry.

2

Distributions from the Berry Hill Member JV Entity to BEMT Berry Hill and BEMT Co-Investor will be made on a pari passu basis in accordance with the members’ ownership percentages.

BR Stonehenge JV Entity

The BR Berry Hill Member JV Entity initially invested $5,336,232 to acquire an 82.5% equity interest in the BR Stonehenge JV Entity, and the Stonehenge Member initially invested $1,203,349 to acquire a 17.5% equity interest in the BR Stonehenge JV Entity, and have entered into a joint venture operating agreement. That operating agreement contains terms, conditions, and indemnities that are customary and standard for joint ventures in the real estate industry. In connection with entering into the joint venture with Stonehenge, our sponsor was paid a fee of $336,700. This fee was credited proportionally to the capital accounts of the Berry Hill Member JV Entity and further credited to the capital accounts of BEMT Berry Hill and the BEMT Co-Investor in the Berry Hill Member JV Entity. The BR Berry Hill Member JV Entity and the Stonehenge Member have additionally committed to contribute an additional $2,660,393 and $564,326, respectively, in capital to the BR Stonehenge JV Entity, as called pursuant to the approved project budget.

Management and Major Decisions

The BR Berry Hill Member JV Entity and the Stonehenge Member are each co-managers of BR Stonehenge JV Entity, and have appointed a management committee to act on decisions of the manager under the operating agreement, which is controlled by the BR Stonehenge JV Entity. Decisions of the management committee are subject to major decisions that are reserved to the members. These major decisions include: (i) any capital transaction; (ii) admission of additional members, subject to certain permitted affiliate transfers; (iii) taking actions that would expose a party to liability under a loan guaranty; (iv) pledging an interest in the property; (v) filing or initiating a bankruptcy; (vi) any material amendment to the operating agreement of the Project Owner; (vii) borrowing more than $250,000 on any occasion or $500,000 in the aggregate in any calendar year; (viii) entering into any agreement with an affiliated party; (ix) seeking more than $250,000 in additional capital contributions, unless necessary for the Stonehenge Member to protect any outstanding guaranty as described below; (x) acquiring any real property other than the property; (xi) selling the project or property; (xii) approving any general contractor or co-developer; (xiii) approving the annual operating budget or modifications; (xiv) approving modifications to the project budget; and (xv) modifying the preliminary drawings for the project (the “JV Major Decisions”).

Prior to April 18, 2015, JV Major Decisions require the affirmative approval of both the BR Berry Hill Member JV Entity and the Stonehenge Member. On or after April 18, 2015, JV Major Decisions require the approval BR Berry Hill Member JV Entity only, provided, that the Stonehenge Member and its affiliates have been released in full from any guaranty they have provided under the construction loan described below, or will be released following consummation of the JV Major Decision. To the extent that the BR Berry Hill Member JV Entity and the Stonehenge Member are not able to agree on a JV Major Decision on or after April 18, 2015, either party may initiate a buy-sell proceeding compelling the other member to purchase the initiating party’s membership interest or sell to the initiating party the non-initiating party’s membership interest, or otherwise compel the sale of the property.

Development Agreement and Development Cost Overruns

The Project Owner entered into a development agreement with Stonehenge providing for development services for the project, and entered into a construction agreement with a joint venture between Cambridge Builders & Contractors, LLC and The Winter Construction Company, for construction services for the project. Under the terms of the development agreement, Stonehenge will be entitled to earn a development fee of up to $948,000. The BR Berry Hill Member JV Entity and the Stonehenge Member have agreed to a project budget pursuant to which the project will be developed. Under the terms of the operating agreement for the BR Stonehenge JV Entity, the Stonehenge Member is generally responsible for funding development cost overruns attributable to hard and soft costs over the budgeted items in the project budget, which will only be returned to the Stonehenge Member after the BR Berry Hill Member JV Entity has achieved a threshold internal rate of return as described below.

3

Additional Capital Contributions

Except for development cost overruns required to be funded by the Stonehenge Member, the operating agreement provides that the managers may call for mandatory additional capital contributions to fund any cash flow deficits caused by cost overruns that are attributable to taxes, insurance premiums, debt service or operating deficits, that are not otherwise caused by the fraud, gross negligence, or default by a member or certain of its affiliates under the operating agreement. Any such mandatory capital contributions will be funded on a priority return basis and be entitled to priority return of 10% per annum, cumulative and compounded monthly. Cost overruns caused by a member or its affiliates must be funded by, and are payable to, the defaulting member in the same manner as development costs overruns.

The Stonehenge Member also has the right to unilaterally call additional capital contributions under the operating agreement, other than for development cost overruns, as long as the Stonehenge Member or its affiliate has an outstanding loan guaranty in order to fund any debt service shortfall or other payment that, if unpaid, would constitute a payment default on a guaranty. If BR Berry Hill Member JV Entity fails to contribute it proportional share of such a capital call, the Stonehenge Member will have the right to unilaterally cause the BR Stonehenge JV Entity to refinance the construction loan or obtain supplemental loans, enter into negotiations with the construction lender to restructure or modify the terms of the construction loan, or sell the project, as long as the Stonehenge Member or Stonehenge has not committed fraud or gross negligence or a default action under the operating agreement.

Distributions

Pursuant to the provisions of the operating agreement, distributions are made generally as follows: (i) first, pari passu, to the members in accordance with accrued but unpaid additional capital contribution priority return until paid in full, (ii) second, to the members, pro rata, in accordance with their additional capital contributions until reduced to zero, (iii) third, to the members, pro rata, in accordance with their ownership percentages until each member has received an internal rate of return of 10%, (iv) fourth, to the applicable member an amount equal to any development cost overruns or cost overruns required to be funded by a member because of the bad act or default action of that member or its affiliates, (v) fifth, 62.5% to BR Berry Hill Member JV Entity and 37.5% to the Stonehenge Member until each member has received an internal rate of return of 20%, and (vi) thereafter, 52.5% to the BR Berry Hill Member JV Entity and 47.5% to the Stonehenge Member.

Indirect Ownership Interests in Berry Hill Property

As a result of the structure described above, we hold a 58.575% indirect equity interest in the Berry Hill property, BEMT Co-Investor holds a 23.925% indirect equity interest, and the Stonehenge Member holds the remaining 17.5% direct equity interest.

Our equity capital investment in the joint venture was funded with the proceeds of a working capital line of credit advance from BEMT Co-Investor and Bluerock Special Opportunity + Income Fund II, LLC (“BEMT Co-Investor II”), an affiliate of our advisor, to the Company, the terms of which are described below under Item 2.03.

The Development

The land for the development of the Berry Hill property was acquired from Horsepower J.V., a Tennessee joint venture and an unaffiliated entity (the “Seller”), for approximately $5 million, plus closing costs. The purchase price for the transaction was determined through negotiations between the Seller and Stonehenge and its affiliates. Neither we nor our advisor is affiliated with the Seller and there is no material relationship between the Seller and us or our affiliates, or any of our directors, officers or their respective associates, other than in respect of this transaction. In evaluating the Berry Hill property as a potential investment and determining whether the amount of consideration to be paid was appropriate, a variety of factors were considered, including expected valuation of the project upon stabilization, submarket demographics, the planned community features and amenities, location, and environmental issues.

4

The Berry Hill property is situated on a 2.93 acre parcel located at 2300 Franklin Pike, Nashville, Tennessee 37204. The property is currently improved with a vacant building that will be razed as part of the development. Once constructed, the Berry Hill property will total 194,273 square feet, with 266 units in multiple buildings, with an average unit size of 736 square feet. It is located approximately three miles south of downtown Nashville, and will be located within walking distance to the West End area of Nashville.

The total projected development cost for the Berry Hill property, including land acquisition, is approximately $33.7 million, or $129,580 per unit. The project is expected to be completed in mid-2014. Our advisor believes that the Berry Hill property is well located, has acceptable roadway access, and will be adequately insured.

Commencing with lease up, the Berry Hill property is expected to be managed by Matrix Residential, LLC, an unaffiliated entity, under a property management agreement. The management fee will be no more than 3% of annual gross cash revenues (except during the lease up phase), payable monthly.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF BALANCE SHEET ARRANGEMENT OF REGISTRANT

Construction Financing

The development of the Berry Hill property will be funded with $10,101,000 of gross equity from the BR Stonehenge JV Entity, and a $23,569,000 construction loan made by Fifth Third Bank, an Ohio banking corporation (the “Construction Loan”) to the Project Owner, which Construction Loan is secured by the Berry Hill property and improvements.  The Construction Loan is expected to be funded in draws as provided under the project budget. The Construction Loan has a 3-year term, maturing on September 30, 2015, and is subject to 2 one-year extensions, provided that certain conditions are met.

The effective interest rate on the loan is a variable per annum rate equal to the one-month LIBOR rate plus (i) 2.75% prior to construction completion, and (ii) 2.50% after construction completion. In the event that LIBOR becomes unavailable, the interest rate will become the prime rate plus the applicable spread. Payments are interest-only during the initial three-year term. In the event that the extension option is exercised, monthly payments will consist of principal plus interest. Principal payments shall be in equal monthly amounts calculated by determining the first two (2) years’ aggregate principal reduction of a thirty (30) year amortizing loan at the greater of (A) the actual interest rate, (B) a ten (10) year U.S. Treasury Note, plus two hundred fifty (250) basis points, or (C) six and one-half percent (6.5%), divided by twenty-four (24). The Construction Loan can be prepaid without penalty; provided that as long as the applicable interest rate is based on LIBOR, any payments made on a day other than the last day of an interest period shall be subject to breakage fees.

In conjunction with the closing of the Construction Loan, affiliates of Stonehenge provided a completion guaranty, a repayment guaranty of 50% of the outstanding principal amount of the loan, reducing to 25% of the outstanding principal upon achievement of a 1.20:1.00 debt service coverage ratio, and guaranties of certain non-recourse carveout events, and Cumberland Ventures, L.P., an entity unaffiliated with us, provided a $3.3 million letter of credit as credit support.

5

Affiliate Working Capital Line of Credit

The Company’s investment was funded with a $3.8 million draw on October 18, 2012 from an existing $12.5 million working capital line of credit provided by BEMT Co-Investor and Bluerock Special Opportunity + Income Fund II, LLC (the “BEMT Co-Investor LOC”). The aggregate principal amount outstanding under the BEMT Co-Investor LOC after this draw was $8.6 million. The BEMT Co-Investor LOC has a 6-month term. The maturity date is April 2, 2013, and may be prepaid without penalty. It bears interest compounding monthly at a rate of 30-day LIBOR + 6.00%, subject to a minimum rate of 7.50%, annualized for three months, and thereafter bears interest compounding monthly at a rate of 30-day LIBOR + 6.00%, subject to a minimum rate of 8.50% for the remainder of the term. Interest on the BEMT Co-Investor LOC will be paid on a current basis from cash flow distributed to the Company from its real estate assets. The BEMT Co-Investor LOC is secured by a pledge of the Company’s unencumbered real estate assets, including those of its wholly owned subsidiaries. In accordance with the requirements of the Company’s charter, the draw on the BEMT Co-Investor LOC was reviewed and approved by a majority of the board of directors (including a majority of the independent directors) as being fair, competitive, and commercially reasonable and no less favorable to the Company than loans between unaffiliated parties under the same circumstances. Furthermore, due to the unique investment opportunity presented by the Berry Hill Property, including the projected value of the development, the board of directors expressly considered and approved leverage in excess of our general charter-imposed limitations in connection with the draw on the BEMT Co-Investor LOC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK ENHANCED MULTIFAMILY TRUST, INC.

DATE: October 24, 2012	/s/ Jordan Ruddy
Jordan Ruddy
President

6